Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 20, 2023 with respect to the consolidated financial statements of Eterna Therapeutics Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.
/s/ Grant Thornton LLP
New York, New York
January 16, 2024